Exhibit 23

                              ACCOUNTANT'S CONSENT


The Shareholders
Lexington Corporate Properties Trust:


We consent to the use of our report dated January 23, 2001 with respect to the consolidated financial statements and related consolidated financial statement schedule, included in Lexington Corporate Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this registration statement, and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP


New York, New York
October 19, 2001